SHARE PURCHASE AGREEMENT

This Share Purchase Agreement, dated as of August 15, 2014 (this "Agreement"), by and among Empire Global Corp., a Delaware corporation with its principal place of business at 130 Adelaide St. West, Suite 701 Toronto, Ontario, M5H 2K4 ("Empire" or "Company"), and Multigioco Srl. a corporation organized under the laws of the Republic of Italy represented by its principal shareholders Doriana Gianfelici a business person with a principal address at Via Frascineto 24, Rome, Italy and Newgioco Srl. represented by its principal shareholder, Beniamino Gianfelici a business person with a principal address at Via G. Martorelli 72, Rome, Italy and (collectively the "Investors"), replaces and supersedes that Share Exchange Agreement Dated May 15 2014 as amended.

                                      RECITALS

WHEREAS, the Investors are the record and beneficial owners, free and clear of all liens and encumbrances of any kind whatsoever, of a 100% equity interest in Multigioco Srl., a corporation lawfully organized and currently existing under the laws of the Republic of Italy ("Multigioco").

WHEREAS, As of the date of this Agreement, Multigioco is a gaming operator licensed by the Amministrazione Autonoma Monopoli di Stato (AAMS) in the business of operating online gaming shops and websites and land based betting corners and agencies throughout Italy;

WHEREAS, Empire desires to purchase and the Investors desire to sell to Empire the shares of Multigioco, each on the terms and subject to the conditions as set forth in this Agreement;

WHEREAS, the Board of Directors of Empire has determined that it is advisable and in Empire's best interests to effect an acquisition of Multigioco from the Investors on the terms and subject to the conditions as set forth in this Agreement and such Board has approved and adopted the terms and conditions of this Agreement; and

WHEREAS, the sale of Multigioco to Empire on the terms and subject to the conditions as set forth in this Agreement has been approved and authorized in accordance with the terms and conditions of Investors and applicable Italian law.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and adequacy is hereby acknowledged, the parties to this Agreement do hereby agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

1.1 Definitions. Capitalized terms defined shall have the meanings set forth in this Agreement.










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                                     ARTICLE II
                              CONTRIBUTION AND RECEIPT

2.1 Contribution and Receipt of Shareholder Shares. On the Closing Date (as such capitalized terms is defined in section 8.1), in accordance with the provisions of this Agreement and applicable law, the Investors will contribute, assign, transfer and convey to Empire, and Empire will acquire and receive from the Investors, 100% of the shares of Multigioco, free and clear of all liens and encumbrances of any kind whatsoever (the "Exchange Transaction").

                                    ARTICLE III
                                   CONSIDERATION

3.1 Amount of Consideration. In consideration for the contribution, assignment, transfer and conveyance of the Multigioco shares to Empire by the Investors pursuant to section 2.1, Empire shall pay and deliver, at the Closing (as such capitalized term is defined in section 8.1), the amount of EUR 1,000,000 (one million Euro) (the "Cash Consideration") less the Empire Advances (as such capitalized term is defined in section 10.1).

Consideration in Lieu of Cash at closing

     a. In Lieu of the Cash Consideration due at closing, as set forth in 3.1 above; Empire will issue such number of shares (each, an "Exchange Share") of the common stock, par value $0.001 per share of Empire (the "Empire Common Stock"), as shall equal 2,000,000 (two million) or approximately 9.7% of the total number of shares of Empire Common Stock outstanding, on a Fully Diluted Basis (as such capitalized term is defined in section 3.3) to be held by an attorney of Investor's choosing (the "Closing Shares");
     b. At the discretion of the Investors, at a date no later than 90 days from the closing of this Agreement, or sooner if practicable, the Investors may choose to deliver the Closing Shares to Empire for cancellation in exchange for the Cash Consideration which was due at the Closing Date (the "Final Payment").

3.2 Final Payment. Immediately upon receipt of the Final Payment but no later than 30 days after the Final Payment is received by the Investors or attorney for the Investors, the Investors or Investors attorney shall file a notice of transfer of title of Multigioco to Empire as a wholly owned subsidiary and do all things necessary to complete and register the transfer by act of a Notary Public of the United Districts of Rome, Velletri and Civitavecchia and required by Italian law and with all appropriate local authorities as applicable.

3.3 Fully Diluted Basis Defined. For purposes of this Agreement, the capitalized term "Fully Diluted Basis" shall mean the number of shares of Empire Common Stock that would be, as of the applicable date, outstanding if all derivative securities of Empire if any, including, without limitation, warrants, options, rights, convertible debt, convertible securities and exchange securities then outstanding were exercised, converted or exchanged for shares of Empire Common Stock in accordance with the terms of such derivative securities.

                                     ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

Investors represent, warrant and acknowledge to and covenants and agrees with Empire as follows:

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4.1  Corporate Status; Authority. The Investors:

     (i) have legal capacity to execute, deliver and perform the Investors' obligations under this Agreement; and the consummation of the transactions contemplated by this Agreement, including, without limitation, the Exchange Transaction, have been duly authorized by all necessary action on the part of the Investors and Multigioco's equity owners and this Agreement constitutes the valid and legally binding obligation of the Investors, enforceable against the Investors in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies;

     (ii) are the lawful owners of and have the full right, power, and authority to sell, assign, transfer and convey to Empire all of the shares of Multigioco free and clear of all liens, encumbrances, claims or rights of every kind and nature whatsoever in accordance with the terms of this Agreement and the sale, assignment, transfer and conveyance of the shares of Multigioco in accordance with the terms of this Agreement will transfer good, valid and marketable title thereto free and clear of all liens, encumbrances, claims or rights of every kind and nature whatsoever;

4.2 Valid Issuance. The shares of Multigioco have been duly authorized, are validly issued and outstanding, fully paid for and non-assessable, and no liability attaches to the holders of the shares of Multigioco. Multigioco is owned by the Investors free and clear of any and all restrictions, liens, claims, or encumbrances or rights of third parties of any nature whatsoever; there are no existing options, warrants, calls, or commitments on the part of the Investors (or, to the best knowledge of the Investors, any other person or entity) of any character relating to the shares of Multigioco; and no voting agreements or restrictions of any kind affect the rights of any of the shares of Multigioco or the holders of all or any portion of Multigioco;

4.3 Conduct of Multigioco Business. The Investors shall maintain the business of Multigioco in good standing including the renewal, cancellation, assignment, relocation or disposal of its shops, agencies and corners including any or all of its AAMS licences provided however, that such renewal, cancellation, assignment, relocation or disposal is conducted in the normal course of business.

4.4	Consents and Approvals, No Conflicts.

     (a) The acceptance, execution and delivery of this Agreement by Investors do not, and the performance by the Investors of their obligations under this Agreement upon acceptance by the Investors, will not require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Investors from performing any of Investors' material obligations under this Agreement and would not have a Material Adverse Effect on Multigioco, and;

     (b) The acceptance, execution, delivery and performance of this Agreement by the Investors and the other agreements and documents to be executed, delivered and performed by the Investors pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement and thereby


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     by the Investors, including, without limitation, the Exchange Transaction, do not and will not conflict with, violate or result in a breach or termination of any provision of, or constitute a default under (or event which with the giving of notice or lapse of time, or both, would become a default under) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Investors or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the assets or properties of the Investors pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Investors are a party or by which any of such assets or properties is bound, except as would not prevent the Investors from performing any of the Investors' material obligations under this Agreement and would not have a Material Adverse Effect (as such capitalized term is defined in section 10.15) on the Investors or the Investors' assets;

4.5 Absence of Litigation. As of the date hereof, there is no action, claim, suit, proceeding or governmental investigation pending or, to the knowledge of the Investors, threatened, that would, individually or in the aggregate, result in a Material Adverse Effect upon the Investors and/or Multigioco;

4.6 Investment Intent. The Investors are acquiring the Exchange Shares for the Investors' own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state securities or blue-sky laws;

4.7 Investor Status. The Investors are each an accredited investor as such term is defined under Regulation D ("Regulation D") promulgated under to the Securities Act; and, if there should be any material change in such status prior to the Closing, Investors will immediately advise Empire of such change in accredited investor status;

4.8 Intent to Transfer. The Investors are each not a party or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Exchange Shares or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement;

4.9 Receipt of Disclosures. Investors acknowledge receipt of Empire's (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including all exhibits thereto, (b) Quarterly Reports on Forms 10-Q for the quarters ended March 31, and June 30, 2014 including all exhibits thereto,
     (c) all Current Reports on Form 8-K filed up to the date of Closing, including all exhibits thereto, and (d) Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including all exhibits thereto; each as filed with the U.S. Securities and Exchange Commission (the "SEC") (collectively, the "Empire SEC Reports"); and Investors have read the Empire SEC Reports, including all exhibits thereto, and understands the contents of the Empire SEC Reports;

4.10 Absence of Undisclosed Liabilities. Multigioco has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except as set forth in the Multigioco financial statements audited for the years ended December 31, 2013 and 2012 and unaudited for the period ended June 30, 2014 delivered by the Investors (collectively, the "Multigioco Financial Statements"), or as incurred in the ordinary course of business after the respective dates of the Multigioco Financial Statements;
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4.11 Offering Exempt from Registration; Empire's Reliance. The Investors have been advised by Empire that:

     (i) the Exchange Shares have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration;
     (ii) Empire's reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of the Investors' representations contained in this Agreement;
     (iii) as a result of such lack of registration, none of the Exchange Shares may be resold or otherwise transferred or disposed without registration pursuant to or an exemption therefrom is available under the Securities Act and such state securities laws; and
     (iv) in furtherance of the provisions of this paragraph 4.11, all of the certificate(s) representing the Exchange Shares shall bear a restrictive legend substantially in the following form:

"THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS;"

4.12 Sophistication of Investors. The Investors, through each of their agents, employees and professional advisors (including, without limitation, the Investors' attorneys and outside accountants), has evaluated the merits and risks of consummating the transactions contemplated by this Agreement, including, without limitation, the Exchange Transaction, and acquiring the Exchange Shares and has such knowledge and experience in financial and business matters that Investors is capable of evaluating the merits and risks of consummating such transactions, including, without limitation, the Exchange Transaction, and acquiring the Exchange Shares, is aware of and has considered the financial risks and financial hazards of consummating such transactions, including, without limitation, the Exchange Transaction, and acquiring the Exchange Shares, and is able to bear the economic risk of consummating such transactions, including, without limitation, the Exchange Transaction, and acquiring the Exchange Shares, including the possibility of a complete loss with respect thereto;

4.13 Access to Information. The Investors have had access to such information regarding the business and finances of Empire, and has been provided the opportunity to discuss with Empire's management the business, affairs and financial condition of Empire and such other matters with respect to Empire as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operation of Empire, including, without limitation, pursuant to meetings and/or discussions with management of Empire;

4.14 No Guarantees. It has never been represented, guaranteed or warranted to the Investors by Empire, or by any of Empire's officers, directors, agents, representatives or employees, or any other person, expressly or by implication, that:

     (i) any gain will be realized by the Investors from the Investors' investment in the Exchange Shares;


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     (ii)  there will be any approximate or exact length of time that the
     Investors will be required to remain as a holder of the Exchange Shares; or
     (iii) the past performance or experience on the part of Empire, its predecessors or of any other person, will in any way indicate any future results of Empire;

4.15 High Degree of Investment Risk. That the acquisition of the Exchange Shares involves a high degree of risk and may result in a loss of the entire amount invested; that Empire has limited working capital and limited sources of financing available; and that there is no assurance that Empire's operations, including the operations of Multigioco following the consummation of the Exchange Transaction, will be profitable in the future;

4.16 Address and Principal Place of Business. The address set forth at the beginning of this Agreement are the Investors' true and correct addresses and principal places of business, respectively, and the Investors have no present intention of changing his individual or collective jurisdiction or principal place of business;

4.17 No Purchaser Representative. The Investors have not authorized any person or institution to act as the Investors' "purchaser representative" (as such term is defined in Rule 501 of Regulation D) in connection with the Investors' acquisition of the Exchange Shares pursuant to this Agreement;

4.18 No General Solicitation. The Investors have not received any general solicitation or general advertising regarding the acquisition of any of the Exchange Shares;

4.19 No Finder. There is no finder in connection with the transactions contemplated by this Agreement;

4.20 Compliance with Law. Except as would not, individually or in the aggregate, have a Material Adverse Effect upon the Investors and/or Multigioco, neither the Investors, Multigioco, nor any of their respective heirs, assigns or subsidiaries is in violation of, or in default under, any law, in each case, applicable to the Investors and/or Multigioco or any of their respective subsidiaries or any of their respective assets and properties;

4.21 Subsidiaries. Multigioco has no subsidiaries, nor does Multigioco have any equity interest in any other entity of any kind whatsoever;

4.22 Full Disclosure. The representations, warranties and other statements of the Investors in this Article IV and the other documents, certificates and written statements furnished to Empire by or on behalf of the Investors pursuant to this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact specific to the Investors' business, plans, results of operations and/or financial condition, and not generally available to a sophisticated acquirer of a business similar in nature to the actual and planned business operations of the Investors, necessary in order to make the representations, warranties and other statements of the Investors contained in this Agreement or such other documents, certificates and written statements not misleading; and

4.23 No Other Representations, Warranties, Covenants or Agreements of Investors. Except as set forth in this Agreement, or the documents referred to in this Agreement, the Investors have not made any representation, warranty, covenant or agreement with respect to the matters contained in this Agreement.

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                                      ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF EMPIRE

Empire represents, warrants and acknowledges to and covenants and agrees with the Investors as follows:

5.1  Corporate Status; Authority. Empire Global Corp.

     (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
     (ii) has all necessary corporate power and authority to carry on the business of Empire as it is now being conducted, and
     (iii) is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction wherein the character and/or the nature of the activities conducted by Empire makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not prevent Empire from performing any of its material obligations under this Agreement and would not have a Material Adverse Effect on Empire;

5.2 Authority of Agreement. Empire has the power and authority to accept, execute and deliver this Agreement and, upon acceptance by the Investors, to carry out Empire's obligations under this Agreement; and the execution, delivery and performance by Empire of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Empire and this Agreement, upon acceptance by the Investors, constitutes the valid and legally binding obligations of Empire enforceable against Empire in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies; each of the Exchange Shares to be issued pursuant to this Agreement, upon issuance in accordance with the terms of this Agreement, will be validly authorized, fully paid and non-assessable;

5.3  Consents and Approvals; No Conflict.

     (a) The acceptance, execution and delivery of this Agreement by Empire does not, and the performance by Empire of its obligations under this Agreement, upon acceptance by the Investors, will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, other than in connection with state securities or "blue sky" laws, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent Empire from performing any of its material obligations under this Agreement and would not have a Material Adverse Effect on Empire; and

     (b) The acceptance, execution, delivery and performance of this Agreement by Empire and the other agreements and documents to be executed, delivered and performed by Empire pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement and thereby by Empire, including, without limitation, the Exchange Transaction, do not and will not conflict with, violate or result in a breach or termination of any provision of, or constitute a default under (or event which with the giving of notice or lapse of time, or both, would become a default under) the Certificate of Incorporation or By-laws of Empire or, except as would not prevent Empire from performing any of its material obligations under this

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     Agreement and would not have a Material Adverse Effect on Empire, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Empire or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the assets or properties of Empire pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Empire is a party or by which any of such assets or properties is bound;

5.4 Absence of Litigation. No claim, action, proceeding or investigation is pending which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement or which would be reasonably likely to adversely affect Empire's ability to consummate the transactions contemplated by this Agreement or which would have a Material Adverse Effect on Empire;

5.5 Extent of Offering. Subject in part to the truth and accuracy of the Investors' representations set forth in Article IV of this Agreement, the offer, sale and issuance of the Exchange Shares, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and Empire will not take any action hereafter that would cause the loss of such exemption or registration;

5.6 Accuracy of Reports and Information. Empire is in full compliance, to the extent applicable, with all reporting obligations under Section 12(b), 12 (g) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); Empire has registered the Empire Common Stock pursuant to Section 12 of the Exchange Act; and Empire has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act, for a period of at least the twelve months immediately preceding the offer, sale and delivery of the Exchange Shares;

5.7 SEC Filings/Full Disclosure. None of the Empire SEC Reports contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and Empire has, since at least January 1, 2014, timely filed all requisite forms, reports and exhibits thereto with the Commission; and there is no fact known to Empire (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Investors which could reasonably be expected to materially and adversely affect the ability of Empire to perform its obligations under this Agreement;

5.8 Absence of Undisclosed Liabilities. Empire has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except as set forth in the Empire SEC Reports, including the financial statements included in the SEC Reports (collectively, the "Empire Financial Statements"), or as incurred in the ordinary course of business after the respective dates of the Empire Financial Statements;

5.9 Governmental Consent, Etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Empire is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Exchange Shares, or the consummation of any other transaction contemplated by this Agreement;


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5.10 Investment Intent. Empire is acquiring the Multigioco for Empire's own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, or any applicable state securities or blue-sky laws;

5.11 Access to Information. Empire has received the Multigioco Financial Statements and had access to such information regarding the business and finances of the Investors and Multigioco, and has been provided the opportunity to discuss with the Investors and Multigioco management the business, affairs and financial condition of the Investors and Multigioco and such other matters with respect to the Investors and Multigioco as would concern a reasonable person considering the transactions contemplated by this Agreement, including, without limitation, the Exchange Transaction, and/or concerned with the operations of the Investors and Multigioco, including, without limitation, pursuant to meetings and/or discussions with management of Multigioco; and

5.12 No Other Representations, Warranties, Covenants or Agreements of Empire. Except as set forth in this Agreement, or the documents referred to in this Agreement, Empire has not made any representation, warranty, covenant or agreement with respect to the matters contained in this Agreement.


                                     ARTICLE VI
                        CONDITIONS TO OBLIGATIONS OF EMPIRE

The obligations of Empire under this Agreement are, at the option of Empire, subject to the satisfaction at and prior to the Closing Date of the following conditions:

6.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Investors on or before the Closing Date shall have been duly complied with and performed, and there shall have been delivered to Empire a certificate to such effect dated the Closing Date, signed by the Investors and the President and Secretary of Multigioco;

6.2 Accuracy of Representations and Warranties. All of the representations and warranties made by the Investors in this Agreement shall be true as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, and Investors shall have delivered to Empire a certificate to such effect, dated the Closing Date, and signed by the President and Secretary of Multigioco;

6.3 No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon Empire, or any of the officers or directors thereof, because of or due to, in many respects, the consummation of the transactions contemplated by this Agreement; and there shall be no action, proceeding, investigation or pending or actual litigation against or with respect to the Investors, Multigioco or the outstanding equity interests in Multigioco (including, without limitation, the shares of Multigioco) which could, in any way, invalidate or damage this Agreement or value of the assets which Empire is acquiring pursuant to this Agreement, including, without limitation, the shares of Multigioco; and


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6.4  Receipt of Multigioco Financial Statements. The Investors shall have delivered to Empire the audited financial statements for the years ended December 31, 2013 and 2012 as well as unaudited interim financial statements for the period ended June 30, 2014 for Multigioco.


                                    ARTICLE VII
                        CONDITIONS TO OBLIGATIONS OF INVESTORS

The obligations of the Investors under this Agreement are, at the option of the Investors subject to the satisfaction at and prior to the Closing Date of the following conditions:

7.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by Empire on or before the Closing Date shall have been duly complied with and performed, and there shall have been delivered to the Investors a certificate to such effect dated the Closing Date, signed by the Chairman and Chief Executive Officer of Empire;

7.2 Accuracy of Representations and Warranties. All of the representations and warranties made by Empire in this Agreement shall be true as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, and Empire shall have delivered to the Investors a certificate to such effect dated the Closing Date, signed by the Chairman and Chief Executive Officer of Empire;

7.3 No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon the Investors because of or due to, in many respects, the consummation of the transactions contemplated by this Agreement; and there shall be no action, proceeding, investigation or pending or actual litigation against or with respect to Empire, the outstanding shares of Empire Common Stock or the Exchange Shares which could, in any way, invalidate or damage this Agreement or value of the assets which the Investors are acquiring pursuant to this Agreement;

7.4 Empire Outstanding Debt. As of the Closing Date, Empire shall have no more than $275,000 in outstanding shareholder advances and $70,000 in Debentures Dated July 9, 2004, including, without limitation, notes payable, accounts payable, accrued expenses, accrued officer's compensation and loans payable to related parties to loans from shareholders, excluding the Empire Advances (as such capitalized term is defined in section 10.1);

7.5 Empire Outstanding and Authorized Capital Stock. Prior to the Closing Empire shall have no more than 18,675,800 shares of Common Stock issued and outstanding and no Preferred Stock issued. As a consequence of the consummation of this Agreement at the Closing as contemplated in this Agreement, Empire shall have no more than 23,675,800 shares of Common Stock issued and outstanding and no Preferred Stock issued; and

7.6 Appointment of Directors and Officers. Consistent with applicable law, Empire shall cause the board of directors of Empire, prior to the effectiveness and contemporaneous with to the Closing Date, to (i) elect to the board of directors of Empire, effective as of the Effective Time, one individual as shall be designated by Investors at least three business days


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     prior to the Closing Date and (ii) appoint as an officer of Empire, effective as of the Effective Time, such individual as shall be designated by the Investors at least three business days prior to the Closing Date.


                                   ARTICLE VIII
                                     CLOSING

8.1 Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at Empire's office, 130 Adelaide St., West, Suite 701, Toronto, Ontario, Canada, M5H 2K4 on August 15, 2014 or sooner if practicable and as may be mutually agreed upon in writing by the parties to this Agreement defined in section 10.12 (the "Closing Date").

8.2 Effectiveness. The time of the consummation of the Exchange Transaction, whether on the Closing Date or such other date, shall, for the purposes of this Agreement, be deemed to be the "Effective Time."


                                     ARTICLE IX
                                 INDEMNIFICATION

9.1 Right of Indemnification. From and after the date hereof, each party hereto will indemnify and hold harmless the other party, and such other party's officers, directors, equity owners, employees and agents, against any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys' fees and expenses) that are based upon or that arise out of any misrepresentation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement.

9.2 Indemnification Procedure. Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give prompt notice to the party (the "Indemnifying Party") required to provide indemnification under this Agreement after such Indemnified Party has received actual knowledge of any third-party claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at Indemnifying Party's expense) to assume the defense of any claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party who shall conduct- the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense, but only at such Indemnified Party's expense; and provided, further, that the omission by any Indemnified Party to give prompt notice as provided in this Article IX shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement, except to the extent that the omission results in a failure of actual prompt notice to the Indemnifying Party and such Indemnifying Party is damaged as a result of the failure to give prompt notice. No Indemnifying Party, in the defense of the such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnifying Party does not accept the defense of any matter as provided in this section 9.2, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand in the Indemnified Party's sole discretion. In any event, the Indemnified Party, Indemnifying

     Party, Empire and the Investors shall each cooperate in the defense of such action and the records of each shall be available to the other with respect to such defense.

9.3 Indemnification Notice. Any notice of a claim by reason of any of the representations, warranties and agreements contained in this Agreement, shall state specifically the representation, warranty, covenant or agreement with respect to which the claim is made and the amount of liability asserted against the other party by reason of the claim. The representations, warranties, covenants, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of such parties, the Closing and the completion of the Exchange Transaction as contemplated herein.


                                      ARTICLE X
                                       GENERAL

10.1 Payment of Expenses. Each party shall bear its own expenses with respect to this Agreement and the transactions contemplated by this Agreement. Notwithstanding the immediately preceding sentence, it is acknowledged by both Empire and the Investors that Empire, or affiliates of Empire, have, on behalf of Multigioco, paid to the law firm of Locasciulli Studio Legale attorneys ("LSL"), the sum of $10,000 (the "LSL Payment") to be applied against LSL's fees for services rendered in connection with the preparation of the Scrittura Privata Tra Le Parti and Preliminare de Cessione di Quote dated December 12, 2013, without limitation any related matters, and, to the extent that such fees are less than $10,000, to outstanding fees owed to LSL by Multigioco. In addition, Empire has paid to Pitagora Revisione Srl the amount of EUR 17,000 to conduct an audit of the Multigioco financial statements for the years ended December 31, 2012 and 2013 as well as a review of the interim periods ended June 30, 2014 and June 30, 2013 prior to completion of the business combination as required by Rule 301 of the Securities and Exchange Act. Furthermore, Empire, or affiliates of Empire, have, on behalf of Multigioco, paid to other service providers to and vendors of Multigioco, the aggregate sum of $50,000 (the "Other Vendor Payments" and, collectively with the LSL Payment, the "Empire Advances"). In the event that the Exchange Transaction is not consummated on or prior to September 30, 2014, due to a willful failure on the part of the Investors or any affiliate(s) of the Investors, then the Empire Advances shall be deemed a loan made by Empire to the Investors, which shall bear interest at the rate of 5% per annum and be due and payable on December 30, 2015. In the event that Empire shall, in Empires' sole discretion, advance any additional funds to or for the benefit of the Investors at any time prior to the Closing, such additional funds shall be deemed a part of the Empire Advances and subject to repayment as all other Empire Advances are subject to repayment in accordance with this section 10.1.

10.2 Governing Law. This Agreement and the rights, obligations and liabilities of the parties hereto shall be governed by and construed and interpreted in accordance with the laws of the Republic of Italy without regard to the conflicts of laws principles thereof.

10.3 Consent to Jurisdiction and Waivers. The parties to this Agreement each irrevocably consents that any legal action or proceeding against any of them under, arising out of or in any manner relating to, this Agreement or any other document delivered in connection herewith, may be brought in the or in the "Tribunale di Roma" or Court of Rome in the Republic of Italy. Each of the parties to this Agreement, by the execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding. Each party further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by any other manner provided for in section 10.4. The parties hereto hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis. Nothing in this section 10.3 shall affect or impair in any manner or to any extent the right of any party to this Agreement to serve process in any manner permitted by law.

10.4  Amendments and Waivers.

      (a) Except as otherwise provided in this Agreement, the provisions of this Agreement may not be amended, modified or supplemented without the written consent of each of the parties to this Agreement.

      (b) Empire and the Investors' may each, by written notice to the other party:

          (i) waive any of the conditions to such party's obligations under this Agreement or extend the time for the performance of any of the obligations or actions of the other party,
          (ii) waive any inaccuracies in the representations of the other party contained in this Agreement or in any documents delivered pursuant to this Agreement,
          (iii) waive compliance with any of the covenants of the other party contained in this Agreement, and
          (iv) waive or modify performance of any of the obligations of the other party.

      (c) No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

10.5 Notices. All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand, against written receipt therefore, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, or (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, addressed (with respect to clauses (ii) and (iii)) as follows:

      If to Empire, to:     Michele Ciavarella, Chairman and CEO
                            Empire Global Corp.
                            Suite 701, 130 Adelaide St. West
                            Toronto, Ontario, Canada M5H 2K4




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

      If to Investors, to:  Allesandro Marcelli, President and COO
                            Multigioco Srl.
                            Via J.F Kennedy 6
                            Grottaferrata, (RM), Roma, Italy

      or, in the case of any of the parties to this Agreement, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this section 10.4. Each such notice, demand, request or other communication shall be deemed given (a) on the date of such delivery by hand, (b) on the first business day following the date of such delivery to the overnight delivery service or (c) four business days following such mailing.

10.6 Successors and Assigns: Holders and Third Parties as Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Electronic, fax, PDF and Jpeg signatures to this Agreement shall be deemed to be original signatures to this Agreement.

10.8 Headings. The headings of the articles, sections, paragraphs and clauses in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings or interpretations of the terms contained therein.

10.9 Severability; Specific Enforcement. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties to this Agreement shall be enforceable to the fullest extent permitted by law. Each of the parties to this Agreement acknowledge that the other parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of any other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other parties shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

10.10 Entire Agreement; Survival. This Agreement and the agreements referred to in this Agreement are intended by the parties as a final expression of their agreements and are intended to be a complete and exclusive statement of the agreements and understandings of the parties to this Agreement in respect of the subject matter contained in this Agreement and therein. There are no restrictions, promises, representations, warranties or undertakings, with respect to the subject matter of this Agreement, other than those set forth or referred to in this Agreement and therein. This Agreement and the agreements referred to in this Agreement supersede all prior agreements and understandings between the parties with respect to such subject matters.

10.11 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto. No party to this Agreement may assign or transfer any rights under this Agreement.
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
10.12 Term, Termination and Forfeiture. The term of this Agreement is indefinite except that, the parties to this Agreement each irrevocably consents that in the event that Empire does not make the Final Payment of the Cash Consideration in cash as stated in Paragraph 3.1 by September 30, 2014 unless extended by written consent of both parties, the extension of which not to be unreasonably withheld, this Agreement may be terminated at the sole discretion of the Investors and the shares of Multigioco returned to the Investors and the shares Empire Common stock issued pursuant to forthwith to Empire for cancellation. Other than due to a willful failure on the part of the Investors or any affiliate(s) of the Investors, the expense amounts paid by Empire pursuant to Paragraph 10.1 shall be forfeited by Empire.

10.13 Use of Certain Terms and References. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the term "or" shall be deemed to include the term "and/or;" singular or plural tenses shall be deemed to include the opposite whenever the context so indicates or requires; and article, section, subsection, paragraph, clause, schedule and exhibit references are to this Agreement unless otherwise specified.

10.14 Drafting; Representation by Counsel. This Agreement has been drafted on the basis of mutual contribution of language and is not to be construed against any party as being the drafter or causing the same to be drafted. In addition to the representations and warranties contained in Article IV, the Investors represents, warrants and confirms to Empire that, in connection with the negotiation, drafting and execution of this Agreement, the Investors have at all times been represented by competent counsel of the Investors' own choosing.

10.15 Business Day. For purposes of this Agreement, a "business day" shall mean any calendar day other than a Saturday, Sunday or other calendar day on which banks in New York City are authorized or required to be closed under applicable laws and regulations.

10.16 Material Adverse Effect Defined. For purposes of this Agreement, the capitalized term "Material Adverse Effect" means, with respect to either party to this Agreement, any material adverse change in, or material adverse effect on, the business, financial condition or continuing operations of such party (which, for the purposes of this section 10.15, includes all subsidiaries of the party, taken as a whole); provided, however, that the effects of changes that are generally applicable to (i) the industries and markets in which the party operates, (ii) the United States economy or (iii) the United States securities markets shall be excluded from the determination of Material Adverse Effect; and provided, further, however, that any change or effect resulting from (A) the execution of this Agreement, the announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement (including any cancellation of or delays in customer orders or work for clients, any reductions in sales, any disruption in licensor, vendor, partner or similar relationships or any loss of employees), (B) natural disasters, acts of war, terrorism or sabotage, military actions or the escalation thereof or other force majeure events, (C) changes in US GAAP, changes in the interpretation of US GAAP or changes in the accounting rules and regulations of the SEC, (D) any other action required by law, contemplated by this Agreement or taken at the request of the other party, (E) any litigation brought or threatened by equity owners of the party asserting allegations of breach of fiduciary duty relating to this Agreement or violations of applicable securities laws in connection with this Agreement, (F) any changes in applicable law, (G) any action required to comply with the rules and regulations of the SEC or the SEC comment process, (H) if Empire was the party, in and of itself, any decrease in the market price or trading volume of Empire Common Stock or
      (I) if Empire was the party, in and of itself, any failure by Empire to meet any projections, forecasts or revenue or earnings predictions, or any predictions or expectations of any securities analysts, shall also be excluded from the determination of Material Adverse Effect.

(SIGNATURE PAGE FOLLOWS)




IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

EMPIRE GLOBAL CORP.




By: /s/ Michele Ciavarella
------------------------------
        Michele Ciavarella
        Chairman and CEO
        Empire Global Corp.

And


THE INVESTORS




By: /s/ Doriana Gianfelici
------------------------------
        Doriana Gianfelici, CFO
        Multigioco Srl.




By: /s/ Beniamino Gianfelici
------------------------------
        Beniamino Gianfelici, CEO
        Multigioco, Srl.












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